EXHIBIT 11.1

                       Universal Insurance Holdings, Inc.

            Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income for the six-month and three-month periods ended June 30, 2007 and 2006.

                                     Six Months Ended                 Six Months Ended
                                       June 30, 2007                    June 30, 2006
                                       -------------                    -------------
                                     Income                                 Income
                                   Available                               Available
                                   to Common                   Per-Share   to Common                    Per-Share
                                  Stockholders     Shares      Amount     Stockholders      Shares       Amount
                                  ------------     ------      ---------  ------------      ------       ---------


Net income                         $29,928,263                              $5,286,183
 Less: Preferred stock dividends      (24,975)                                (24,975)
                                   ----------                               ----------
Income available to common
   stockholders                    $29,903,288     35,528,000    $0.84      $5,261,208     34,373,000       $0.15
                                                                 =====                                      =====

Effect of dilutive securities:

   Stock options and warrants              ---      5,121,000    (0.10)            ---      1,922,000       (0.01)
   Preferred stock                      24,975        568,000    (0.01)         24,975        568,000         ----
Income available to common              ------        -------    ------         ------        -------       ------
 stockholders and assumed
    conversion                     $29,928,263     41,217,000    $0.73      $5,286,183     36,863,000       $0.14
                                   ===========     ==========    =====      ==========     ==========       =====


                                          Three Months Ended                           Three Months Ended
                                            June 30, 2007                                 June 30, 2006
                                            -------------                                 -------------
                                     Income                                 Income
                                   Available                               Available
                                   to Common                   Per-Share   to Common                     Per-Share
                                  Stockholders     Shares      Amount     Stockholders       Shares       Amount
                                  ------------     ------      ---------  ------------       ------      ---------

Net income                         $17,553,434                              $1,973,590
 Less: Preferred stock dividends      (12,488)                                (12,488)
Income available to common         ----------                               ----------
   stockholders                    $17,540,946     35,577,000    $0.49      $1,961,102     34,306,000       $0.06
                                                                 =====                                      ======
Effect of dilutive securities:

   Stock options and warrants              ---      4,706,000    (0.06)            ---      2,426,000       (0.01)
   Preferred stock                      12,488        568,000      ---          12,488        568,000         ----
Income available to common              ------        -------    -----          ------        -------       ------
 stockholders and assumed
    conversion                     $17,553,434     40,851,000    $0.43      $1,973,590     37,300,000       $0.05
                                   ===========     ==========    =====      ==========     ==========       =====